                                                                  EXHIBIT 10.4


                                                                  Conformed Copy



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                                ATC TOWER CORP.


                               SECURITY AGREEMENT


                          Dated as of October 11, 1996


              THE FIRST NATIONAL BANK OF BOSTON, as Managing Agent

       WELLS FARGO BANK (TEXAS) NATIONAL ASSOCIATION, as Collateral Agent


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                               TABLE OF CONTENTS

                                                                            Page
1.  Amendment and Restatement; Credit Agreement; Definitions; Certain Rules
of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.  Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       2.1. Credit Security   . . . . . . . . . . . . . . . . . . . . . . . .  2
              2.1.1.  Tangible Personal Property  . . . . . . . . . . . . . .  2
              2.1.2.  Rights to Payment of Money  . . . . . . . . . . . . . .  3
              2.1.3.  Intangibles   . . . . . . . . . . . . . . . . . . . . .  3
              2.1.4.  Pledged Stock   . . . . . . . . . . . . . . . . . . . .  3
              2.1.5.  Pledged Rights  . . . . . . . . . . . . . . . . . . . .  3
              2.1.6.  Pledged Indebtedness  . . . . . . . . . . . . . . . . .  3
              2.1.7.  Chattel Paper, Instruments and Documents  . . . . . . .  3
              2.1.8.  Leases  . . . . . . . . . . . . . . . . . . . . . . . .  4
              2.1.9.  Deposit Accounts  . . . . . . . . . . . . . . . . . . .  4
              2.1.10.  Collateral   . . . . . . . . . . . . . . . . . . . . .  4
              2.1.11.  Books and Records  . . . . . . . . . . . . . . . . . .  4
              2.1.12.  Insurance  . . . . . . . . . . . . . . . . . . . . . .  4
              2.1.13.  Designated Real Property.  . . . . . . . . . . . . . .  4
              2.1.14.  All Other Property   . . . . . . . . . . . . . . . . .  4
              2.1.15.  Proceeds and Products  . . . . . . . . . . . . . . . .  4
              2.1.16.  Excluded Property  . . . . . . . . . . . . . . . . . .  4
       2.2.  Additional Credit Security   . . . . . . . . . . . . . . . . . .  5
       2.3.  Representations, Warranties and Covenants with Respect to Credit
              Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
              2.3.1.  Pledged Stock   . . . . . . . . . . . . . . . . . . . .  5
              2.3.2.  Accounts and Pledged Indebtedness   . . . . . . . . . .  6
              2.3.3.  Government Contract Receivables   . . . . . . . . . . .  6
              2.3.4.  No Liens or Restrictions on Transfer or Change of Control7

              2.3.5.  Location of Credit Security   . . . . . . . . . . . . .  7
              2.3.6.  Trade Names.  . . . . . . . . . . . . . . . . . . . . .  7
              2.3.7.  Insurance   . . . . . . . . . . . . . . . . . . . . . .  7
              2.3.8.  Modifications to Credit Security  . . . . . . . . . . .  8
              2.3.9.  Delivery of Documents.  . . . . . . . . . . . . . . . .  8
       2.4.  Administration of Credit Security  . . . . . . . . . . . . . . .  9
              2.4.1.  Use of Credit Security  . . . . . . . . . . . . . . . .  9
              2.4.2.  Deposits; Accounts  . . . . . . . . . . . . . . . . . .  9
3.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

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                                    EXHIBITS


2.3    -      Restrictions on Change of Control; Restrictions on Creation of
              Liens; Obligors; Office and Principal Place of Business;
              Permitted Jurisdiction for Personal Tangible Property; Trade
              Names; Depository Institutions

2.3.3  -      Government Contract Collateral Assignment; Notice of Assignment

                                ATC TOWER CORP.

                               SECURITY AGREEMENT


        This Agreement, dated as of October 11, 1996, is among ATC Tower Corp., a Delaware corporation (the "Company"), the Subsidiaries (as defined below) of the Company party hereto, The First National Bank of Boston, as managing agent (the "Managing Agent") for itself and the other Lenders (as defined below) under the Credit Agreement (as defined below), and Wells Fargo Bank (Texas) National Association, as collateral agent (the "Collateral Agent") for itself and such other Lenders. The parties agree as follows:

1. Amendment and Restatement; Credit Agreement; Definitions; Certain Rules of Construction. This Agreement amends and restates the Security Agreement dated as of October 12, 1994, as amended and restated as of December 28, 1995, as in effect on the date hereof immediately prior to giving effect to this Agreement, among the Company (as successor to Bowen-Smith Corp.), Wells Fargo Bank (Texas) National Association, (as successor to First Interstate Bank of Texas, N.A.), as agent, and certain other lenders. Reference is made to the Credit Agreement dated as of the date hereof, as from time to time in effect (the "Credit Agreement"), among the Company, the Subsidiaries of the Company from time to time party thereto, the Lenders and the Agents. As a condition to providing loans to the Company under the Credit Agreement, the Lenders are requiring the Obligors to grant a security interest in the Credit Security (as defined below) to secure the payment of the Credit Obligations (as defined below). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

              1.1.    "Accounts" is defined in Section 2.1.2.

              1.2.    "Credit Security" is defined in Section 2.1.

              1.3. "FACA" means the Federal Assignment of Claims Act, which is set forth in 31 U.S.C. Section 3727 and 41 U.S.C. Section 15.

              1.4. "FCC License" means any license, authorization or permit issued by the FCC to any Obligor.

              1.5. "Government Receivables" means any Accounts as to which the United States of America or any agency or department thereof is the obligor.

              1.6.    "Pledged Indebtedness" is defined in Section 2.1.6.

              1.7.    "Pledged Rights" is defined in Section 2.1.5.

              1.8. "Pledged Securities" means the Pledged Stock, the Pledged Rights and the Pledged Indebtedness, collectively.

              1.9.    "Pledged Stock" is defined in Section 2.1.4.

              1.10. "UCC" means the Uniform Commercial Code as in effect in Massachusetts on the date hereof; provided, however, that with respect to the perfection of the Managing Agent's Lien in the Credit Security and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-103 of the Uniform Commercial Code as in effect in Massachusetts.

2.    Security.

              2.1. Credit Security. As security for the payment and performance of the Credit Obligations, each Obligor mortgages, pledges and collaterally grants and assigns to the Managing Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Managing Agent for the benefit of the Lenders and such holders in, all of such Obligor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 2.1.1 through
2.1.15 (subject, however, to Section 2.1.16), whether now owned or hereafter acquired, all of which shall be included in the term "Credit Security":

                            2.1.1. Tangible Personal Property. All goods, machinery, equipment, inventory and all other tangible personal property of any nature whatsoever, wherever located, including Towers, maintenance and repair materials, raw materials, work in process, finished parts and products, supplies, spare parts, replacement parts, merchandise for resale, computers, tapes, disks and computer equipment.





                                      -2-
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                            2.1.2.    Rights to Payment of Money.  All rights
                     to receive the payment of money, including accounts and receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source. All such rights (other than Financing Debt) are collectively referred to as "Accounts".

                            2.1.3. Intangibles. All of the following (to the extent not included in Section 2.1.2): (a) contracts, franchises, licenses, permits, subscriptions and other agreements and all other rights thereunder; (b) rights granted by others which permit such Obligor to sell or market items of personal property; (c) United States and foreign common law and statutory copyrights and rights in literary property and rights and licenses thereunder; (d) trade names, United States and foreign trademarks, service marks, any registrations thereof and any related good will; (e) United States and foreign patents and patent applications; (f) computer software, designs, models, know-how, trade secrets, rights in proprietary information, formulas, customer lists, backlog, orders, subscriptions, royalties, catalogues, sales material, documents, good will, inventions and processes; (g) judgments, causes in action and claims, whether or not inchoate; and (h) all other general intangibles and intangible property and all rights thereunder.

                            2.1.4. Pledged Stock. (a) All shares of capital stock or other evidence of beneficial interest in any corporation, business trust or limited liability company,
                     (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the "Pledged Stock".

                            2.1.5. Pledged Rights. All rights to receive profits or surplus of, or other Distributions (including income, return of capital and liquidating distributions) from, any partnership, joint venture or limited liability company, including any distributions by any such Person to partners, joint venturers or members. All such rights are collectively referred to as the "Pledged Rights".

                            2.1.6. Pledged Indebtedness. All Financing Debt from time to time owing to such Obligor from any Person. All such Financing Debt is referred to as the "Pledged Indebtedness".

                            2.1.7. Chattel Paper, Instruments and Documents. All chattel paper, non-negotiable instruments, negotiable instruments and documents.





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
                            2.1.8. Leases. All leases of personal property, whether such Obligor is the lessor or the lessee thereunder.

                            2.1.9. Deposit Accounts. All general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by such Obligor with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash and cash equivalents of such Obligor, whether or not deposited in any such deposit account.

                            2.1.10. Collateral. All collateral granted by third parties to, or held by, such Obligor with respect to the Accounts, Pledged Securities, chattel paper, instruments, leases and other items of Credit Security.

                            2.1.11.    Books and Records.  All books and
                     records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining such Obligor's books and records), all files and correspondence and all containers for the foregoing.

                            2.1.12. Insurance. All insurance policies which insure against any loss or damage to any other Credit Security or which are otherwise owned by such Obligor.

                            2.1.13.    Designated Real Property.  All
                     Designated Real Property and immovable property and fixtures thereon, leasehold interests constituting Designated Real Property and related easements wherever located, together with any and all estates and interests of such Obligor therein, including lands, buildings, stores, manufacturing facilities and other structures erected on such property, fixed plant, fixed equipment and all permits, rights, licenses, benefits and other interests of any kind or nature whatsoever in respect of such real and immovable property.

                            2.1.14. All Other Property. All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable.

                            2.1.15. Proceeds and Products. All proceeds, including insurance proceeds, and products of the items of Credit Security described or referred to in Sections 2.1.1 through 2.1.14 and, to the extent not included in the foregoing, all Distributions with respect to the Pledged Securities.

                            2.1.16. Excluded Property. Notwithstanding Sections 2.1.1 through 2.1.15, the payment and performance of the Credit Obligations shall not be secured by:

           (a) any rights arising under, and any property, tangible or intangible, acquired under, any agreement which validly prohibits the creation by such Obligor of a security interest in such rights or property;

           (b) any rights or property (including any FCC License) to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that, to the extent permitted by applicable law, this Section 2.16(b) shall not apply to any rights incident or appurtenant to any FCC License, including the right to receive all proceeds derived or arising from or in connection with the assignment or transfer of such FCC License);

           (c) more than 66% of the outstanding stock or other equity in any Subsidiary organized under the laws of, and operating solely in, a country other than the United States of America;

           (d) the items described in Section 2.2 (but only in the event and to the extent the Managing Agent has not specified that such items be included in the Credit Security pursuant thereto); or

           (e)    motor vehicles.

       In addition, in the event any Obligor disposes of assets to third parties in a transaction permitted by section 6.11 of the Credit Agreement, such assets, but not the proceeds or products thereof, shall be released from the Lien of the Credit Security.

       2.2. Additional Credit Security. As additional Credit Security, each Obligor covenants that it will mortgage, pledge and collaterally grant and assign to the Managing Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and will create a security interest in favor of the Managing Agent for the benefit of the Lenders and such holders in, all of its right, title and interest in and to (but none of its obligations with respect to) present or future aircraft as the Managing Agent may from time to time specify by notice to such Obligor, whether now owned or hereafter acquired, and the proceeds and products thereof, except to the extent consisting of rights or property of the types referred to in Section 2.1.16(a) through (c), subject only to Liens permitted by Section 2.3.4, all of which shall thereupon be included in the term "Credit Security".

       2.3. Representations, Warranties and Covenants with Respect to Credit Security. Each Obligor represents, warrants and covenants that:

            2.3.1. Pledged Stock. All shares of capital stock, limited partnership interests and similar securities included in the Pledged Stock are and shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. Each Obligor will deliver to the Managing Agent





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
                     certificates representing the Pledged Stock, registered, if the Managing Agent so requests, in the name of the Managing Agent or its nominee, as pledgee, or accompanied by a stock transfer power executed in blank and, if the Managing Agent so requests, with the signature guaranteed, all in form and manner satisfactory to the Managing Agent. Pledged Stock that is not evidenced by a certificate will be registered in the Managing Agent's name as pledgee on the issuer's records, all in form and substance satisfactory to the Managing Agent. The Managing Agent may at any time transfer into its name or the name of its nominee, as pledgee, any Pledged Stock. In the event the Pledged Stock includes any Margin Stock, the Obligors will furnish to the Lenders Federal Reserve Form U-1 and take such other action as the Managing Agent may request to ensure compliance with applicable laws.

                            2.3.2. Accounts and Pledged Indebtedness. All Accounts and Pledged Indebtedness owed by an Affiliate of any Obligor shall be on open account and shall not be evidenced by any note or other instrument; provided, however, that all Pledged Indebtedness owed by an Affiliate of any Obligor shall, if the Managing Agent requests, be evidenced by a promissory note, which note shall be delivered to the Managing Agent after having been endorsed in blank. Each Obligor will, immediately upon the receipt thereof, deliver to the Managing Agent any promissory note or similar instrument representing any Account or Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

                            2.3.3. Government Contract Receivables. Any Obligor's right, title and interest in any Government Receivables shall constitute Accounts for all purposes hereunder; provided, however, that nothing in this Agreement shall obligate any Obligor to cause the grant of security in Government Receivables hereunder to comply with FACA except if requested by the Managing Agent after an Event of Default shall have occurred or as set forth below. If at any time all Government Receivables constitute more than 15% of total Accounts, the Company shall give prompt notice thereof to the Managing Agent and, if requested by the Managing Agent, take such actions required to comply with FACA as necessary to ensure that not more than 15% of the total Accounts consist of Government Receivables as to which there has been no compliance with FACA. Such actions will include furnishing to the Agent a list of all contracts resulting in Government Receivables, providing the name and address for each of the government agency, the contracting officer or head of such officer's department or agency, any sureties or bonds relating to such contract and any disbursing officer designated in such contract and executing and delivering to the Managing Agent a separate collateral assignment in substantially the form of Exhibit
                     2.3.3 for each such contract. No contracts of any Obligor with government contractors provide that payments to such Obligor are contingent or dependent upon the government contractor receiving payment from the federal government.





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
                            2.3.4. No Liens or Restrictions on Transfer or Change of Control. All Credit Security shall be free and clear of any Liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for Liens permitted by section 6.8 of the Credit Agreement. Without limiting the generality of the foregoing, each Obligor will exclude from contracts to which it becomes a party after the date hereof provisions that would prevent such Obligor from creating a security interest in such contract or any property acquired thereunder as contemplated hereby. None of the Pledged Stock is subject to any option to purchase or similar rights of any Person.
                     Except (a) as set forth on Exhibit 2.3 or (b) with the written consent of the Managing Agent, no Obligor is, and none of them will be, party to or bound by any agreement, instrument, deed or lease that restricts the change of control or ownership, or the creation of a security interest in the ownership, of the Company or any of its Subsidiaries.

                            2.3.5.    Location of Credit Security.  Each
                     Obligor shall at all times keep its records concerning the Accounts at its chief executive office and principal place of business, which office and place of business shall be set forth in Exhibit 2.3 or, so long as such Obligor shall have taken all steps reasonably necessary to perfect the Lenders' security interest in the Credit Security with respect to such new address, at such other address as such Obligor may specify by notice actually received by the Managing Agent not less than 10 Banking Days prior to such change of address. No Obligor shall at any time keep tangible personal property of the type referred to in
                     Section 2.1.1 in any jurisdiction other than the jurisdictions specified in Exhibit 2.3 or, so long as such Obligor shall have taken all steps reasonably necessary to perfect the Lenders' security interest in the Credit Security with respect to such other jurisdiction, other jurisdictions as such Obligor may specify by notice actually received by the Managing Agent not less than 10 days prior to moving such tangible personal property into such other jurisdiction.

                            2.3.6. Trade Names. No Obligor will adopt or do business under any name other than its name or names designated in Exhibit 2.3 or any other name specified by notice actually received by the Managing Agent not less than 10 Banking Days prior to the conduct of business under such additional name. Since its incorporation, no Obligor has changed its corporate name or adopted or conducted business under any trade name other than a name specified on Exhibit 2.3.

                            2.3.7.    Insurance.  Each insurance policy
                     included in, or insuring against loss or damage to, the Credit Security shall name the Managing Agent as additional insured party or as loss payee. No such insurance policy shall be cancelable or subject to termination or reduction in amount or scope of coverage until after at least 15 days' prior written notice from the insurer to the Managing Agent. At least 10 days prior to the expiration of any such insurance policy for any reason, each Obligor shall furnish the Managing Agent with a renewal or replacement policy and evidence of payment of the premiums therefor when due. Each Obligor grants to the Managing Agent full power and authority as its attorney-in-fact, effective upon notice to such Obligor after the occurrence of an Event of Default, to obtain, cancel, transfer, adjust and settle any such insurance policy and to endorse any drafts thereon. Any amounts that the Managing Agent receives under any such policy (including return of unearned premiums) insuring against loss or damage to the Credit Security prior to the occurrence of an Event of Default shall be delivered to the Obligors for the replacement, restoration and maintenance of the Credit Security. Any such amounts that the Managing Agent receives after the occurrence of an Event of Default shall, at the Managing Agent's option, be applied to payment of the Credit Obligations or to the replacement, restoration and maintenance of the Credit Security. If any Obligor fails to provide insurance as required by this Agreement, the Managing Agent may, at its option, purchase such insurance, and such Obligor will on demand pay to the Managing Agent the amount of any payments made by the Managing Agent or the Lenders for such purpose, together with interest on the amounts so disbursed from five Banking Days after the date demanded until payment in full thereof at the Overdue Reimbursement Rate.

                            2.3.8. Modifications to Credit Security. Except with the prior written consent of the Managing Agent, no Obligor shall amend or modify, or waive any of its rights under or with respect to, any material Accounts, general intangibles, Pledged Securities or leases if the effect of such amendment, modification or waiver would be to reduce the amount of any such items or to extend the time of payment thereof, to waive any default by any other party thereto, or to waive or impair any remedies of the Obligors or the Lenders under or with respect to any such Accounts, general intangibles, Pledged Securities or leases, in each case other than consistent with past practice in the ordinary course of business and on an arm's-length basis. Each Obligor will promptly give the Managing Agent written notice of any request by any Person for any material credit or adjustment with respect to any Account, general intangible, Pledged Securities or leases.

                            2.3.9. Delivery of Documents. Upon the Managing Agent's request, each Obligor shall deliver to the Managing Agent, promptly upon such Obligor's receipt thereof, copies of any agreements, instruments, documents or invoices comprising or relating to the Credit Security. Pending such request, such Obligor shall keep such items at its chief executive office and principal place of business (as specified pursuant to Section 2.3.5).

                            2.3.10. Perfection of Credit Security. Upon the Managing Agent's request from time to time, the Obligors will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including financing statements, collateral assignments of copyrights, trademarks and patents, mortgages or deeds of trust and notations on certificates of title, and will take all such other action, as the

                     Managing Agent deems advisable for confirming to it the Credit Security or to carry out any other purpose of this Agreement or any other Credit Document; provided, however, that the Obligors will not be required to grant security interests to the Managing Agent in any real property (or leases thereof) other than Designated Real Property.

                     2.4. Administration of Credit Security. The Credit Security shall be administered as follows, and if an Event of Default shall have occurred, Section 2.5 shall also apply.

                            2.4.1.    Use of Credit Security.  Until the
                     Managing Agent provides written notice to the contrary, each Obligor may use, commingle and dispose of any part of the Credit Security in the ordinary course of its business, all subject to section 6.11 of the Credit Agreement.

                            2.4.2. Deposits; Accounts. Each Obligor shall keep all its bank and deposit accounts only with the Managing Agent, other Lenders or the financial institutions listed on Exhibit 2.3. Upon the occurrence of an Event of Default and to the extent specified by prior written notice from the Managing Agent, all sums collected or received and all property recovered or possessed by any Obligor in connection with any Credit Security shall be received and held by such Obligor in trust for and on the Lenders' behalf, shall be segregated from the assets and funds of such Obligor, and shall be delivered to the Managing Agent for the benefit of the Lenders. Without limiting the foregoing, upon the occurrence of an Event of Default and to the extent specified by written notice from the Managing Agent, each Obligor shall institute depositary collateral accounts, lock-box receipts and similar credit procedures, providing for the direct receipt of payment on Accounts at a separate address, the segregation of such proceeds for direct payment to the Managing Agent and appropriate notices to Account debtors. Upon the occurrence of an Event of Default and to the extent specified by written notice from the Managing Agent, each Obligor will cause its accounting books and records to be marked with such legends and segregated in such manner as the Managing Agent may specify.

                            2.4.3.    Distributions on Pledged Securities.

                            (a) Until an Event of Default shall occur, the respective Obligors shall be entitled, to the extent permitted by the Credit Documents, to receive all Distributions on or with respect to the Pledged Securities (other than Distributions constituting additional Pledged Securities). All Distributions constituting additional Pledged Securities will be retained by the Managing Agent (or if received by any Obligor shall be held by such Person in trust and shall be immediately delivered by such Person to the Managing Agent in the original form received, endorsed in blank) and held by the Managing Agent as part of the Credit Security.

                            (b) If an Event of Default shall have occurred, all Distributions on or with respect to the Pledged Securities shall be retained by the Managing Agent (or if received by any Obligor shall be held by such Person in trust and shall be immediately delivered by it to the Managing Agent in the original form received, endorsed in blank) and held by the Managing Agent as part of the Credit Security or applied by the Managing Agent to the payment of the Credit Obligations in accordance with
                     Section 2.5.6.

                            2.4.4.    Voting Pledged Securities.

                            (a) Until an Event of Default shall occur, the respective Obligors shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of any Credit Document, and the Managing Agent will, if so requested, execute appropriate revocable proxies therefor.

                            (b) If an Event of Default shall have occurred, if and to the extent that the Managing Agent shall so notify in writing the Obligor pledging the Pledged Securities in question, only the Managing Agent shall be entitled to vote or consent or take any other action with respect to the Pledged Securities (and any Obligor will, if so requested, execute appropriate proxies therefor).

                     2.5. Right to Realize upon Credit Security. Except to the extent prohibited by applicable law that cannot be waived, this
       Section 2.5 shall govern the Lender's and the Managing Agent's rights to realize upon the Credit Security if any Event of Default shall have occurred. The provisions of this Section 2.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this Section 2.5 and any other Credit Document, this Section 2.5 shall govern.

                            2.5.1. Assembly of Credit Security; Receiver. Each Obligor shall, upon the Managing Agent's request, assemble the Credit Security and otherwise make it available to the Managing Agent. The Managing Agent may have a receiver appointed for all or any portion of the Obligors' assets or business which constitutes the Credit Security in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Credit Security in accordance with the terms of the Credit Documents, to continue the operations of the Obligors and to collect all revenues and profits therefrom to be applied to the payment of the Credit Obligations, including the compensation and expenses of such receiver.

                            2.5.2.    General Authority.  To the extent
                     specified in written notice from the Managing Agent to the Obligor in question, each Obligor grants the Managing Agent full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Managing Agent on behalf of the Lenders and the holders from time to time of any Credit Obligations, but at such Obligor's expense):

                            (a) To ask for, demand, take, collect, sue for and receive all payments in respect of any Accounts, general intangibles, Pledged Securities or leases which such Obligor could otherwise ask for, demand, take, collect, sue for and receive for its own use.

                            (b)    To extend the time of payment of any
                     Accounts, general intangibles, Pledged Securities or leases and to make any allowance or other adjustment with respect thereto.

                            (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Accounts, general intangibles, Pledged Securities or leases and to enforce all rights and remedies thereunder which such Obligor could otherwise enforce.

                            (d) To enforce the payment of any Accounts, general intangibles, Pledged Securities or leases, either in the name of such Obligor or in its own name, and to endorse the name of such Obligor on all checks, drafts, money orders and other instruments tendered to or received in payment of any Credit Security.

                            (e) To notify the third party payor with respect to any Accounts, general intangibles, Pledged Securities or leases of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Managing Agent; provided, however, that whether or not the Managing Agent shall have so notified such payor, such Obligor will at its expense render all reasonable assistance to the Managing Agent in collecting such items and in enforcing claims thereon.

                            (f) To sell, transfer, assign or otherwise deal in or with any Credit Security or the proceeds thereof, as fully as such Obligor otherwise could do.

                            2.5.3. Marshaling, etc. Neither the Managing Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Obligor or any other guarantor, pledgor or any other Person with respect to the payment of the Credit Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. Neither the Managing Agent nor the Lenders shall be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, each Obligor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the

                     Managing Agent or the Lenders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, each Obligor (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Managing Agent or any Lender in the Credit Security, (b) waives all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Managing Agent or any Lender of any rights and remedies relating to the Credit Security or the Credit Obligations any legal or contractual requirement with which the Managing Agent or any Lender may have in good faith failed to comply. In addition, each Obligor waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which such Obligor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

                            2.5.4. Sales of Credit Security. All or any part of the Credit Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Credit Security to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Managing Agent shall give the Obligor granting the security interest in such Credit Security 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Obligors and the Managing Agent agrees to be reasonable. At any sale or sales of Credit Security, any Lender or any of its respective officers acting on its behalf, or such Lender's assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Credit Obligations owed to such Lender as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the respective Obligors, except for the proceeds of such sale or sales pursuant to Section
                     2.5.6. The Obligors acknowledge that any such sale will be made by the Managing Agent on an "as is" basis with disclaimers of all warranties, whether express or implied. The respective Obligors will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as the Managing Agent shall request in connection with any such sale.

                            2.5.5. Sale without Registration. If, at any time when the Managing Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Managing Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Managing Agent may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Managing Agent may, in its sole discretion,
       (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. Each Obligor agrees that such manner of disposition is commercially reasonable, that it will upon the Managing Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Managing Agent may reasonably request and that the Managing Agent and the Lenders shall not incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). Each Obligor acknowledges that no adequate remedy at law exists for breach by it of this Section
       2.5.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 2.5.5 may be specifically enforced.

              2.5.6. Application of Proceeds. The proceeds of all sales and collections in respect of any Credit Security or other assets of any Obligor, all funds collected from the Obligors and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

              First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Managing Agent and the reasonable fees and expenses of its special counsel;

              Second, any surplus then remaining to the payment of the Credit Obligations in such order and manner as the Managing Agent may in its sole discretion determine; provided, however, that any such payment of Credit Obligations owed to all Lenders shall be pro rata in accordance with the respective Percentage Interests of the Lenders in such Credit Obligations; and

              Third, any surplus then remaining shall be paid to the Obligors, subject, however, to the rights of the holder of any then existing Lien of which the Managing Agent has actual notice.

       2.6. Custody of Credit Security. Except as provided by applicable law that cannot be waived, the Managing Agent will have no duty as to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Credit Security in its possession. The Lenders will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any Managing Agent selected by the Managing Agent acting in good faith.

3. General. Addresses for notices, consent to jurisdiction, jury trial waiver, defeasance and numerous other provisions applicable to this Agreement are contained in the Credit Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS, EXCEPT AS MAY BE REQUIRED BY THE UCC OF OTHER JURISDICTIONS WITH RESPECT TO MATTERS INVOLVING THE PERFECTION OF THE MANAGING AGENT'S LIEN ON THE CREDIT SECURITY LOCATED IN SUCH OTHER JURISDICTIONS.

       Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.



                                           ATC TOWER CORP.
                                           GRITZ TOWER MAINTENANCE COMPANY
                                           WESTARK TOWERS, INCORPORATED


                                           By     /s/ Marty L. Jimmerson
                                                  -----------------------------
                                                  As Vice President of each of
                                                  the foregoing
                                                  corporations



                                           ATC-PRIME I, L.L.C.
                                           ATC-PRIME II, L.L.C.


                                           By     /s/ Fred R. Lummis
                                                  -----------------------------
                                                  As President of each of the
                                                  foregoing
                                                  companies



                                           THE FIRST NATIONAL BANK OF BOSTON,
                                              as Managing Agent under the Credit
                                                  Agreement


                                           By     /s/ Reginald T. Dawson
                                                  -----------------------------
                                                  Title:  Director


                                           WELLS FARGO BANK (TEXAS) NATIONAL
                                           ASSOCIATION, as Collateral Agent
                                           under the Credit Agreement


                                           By     /s/ Mitchell Schulman
                                                  -----------------------------
                                                  Title:   Vice President